Exhibit 5.2

                May 29, 2013

Hawaiian Airlines, Inc.
Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819

Ladies and Gentlemen:

We have acted as special counsel to Hawaiian Airlines, Inc., a Delaware corporation (“Hawaiian”), and Hawaiian Holdings, Inc., a Delaware corporation (the “Parent Guarantor”) in connection with the transactions contemplated by the Underwriting Agreement dated May 14, 2013 among the underwriters named in Schedule II thereto, acting through their representatives Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, Hawaiian, the Parent Guarantor and Natixis S.A., acting through its New York Branch, as Depositary (the “Underwriting Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement or, if not defined therein, the Intercreditor Agreement, dated as of the date hereof, among the Trustees, Natixis S.A., acting through its New York Branch, as Class A Liquidity Provider and Class B Liquidity Provider (each as defined therein), and Wilmington Trust, National Association, as Subordination Agent and trustee.

In arriving at the opinions expressed below, we have reviewed the following documents, each of which is dated as of the date hereof, except where otherwise indicated above or below:

(a)	an executed copy of the Note Purchase Agreement;

(b)	an executed copy of the Guarantee by Hawaiian Holdings, Inc. (the “Parent Guarantee”) from the Parent Guarantor;

(c)	the forms of “Indenture” and “Participation Agreement” attached to the Note Purchase Agreement (collectively, the “Form Aircraft Financing Documents”);

(d)
the registration statement on Form S-3 (Registration Nos. 333-187255 and 333-187255-01), filed by Hawaiian and the Parent Guarantor under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission (the registration statement, including the exhibits thereto and the documents incorporated by reference therein to and including the date of the Underwriting Agreement, is referred to herein as the “Registration Statement”); and

(e)
the prospectus, dated April 18, 2013, included in the Registration Statement relating to pass through certificates (the “Base Prospectus”), the preliminary prospectus supplement, dated May 14, 2013, with respect to the Pass Through Certificates (the “Preliminary Supplement”) and the issuer free writing prospectus, dated May 14, 2013, attached as Annex A to the Underwriting Agreement (the “FWP”; and the Base Prospectus, as supplemented and modified by the Preliminary Supplement and the FWP, the “Time of Sale Prospectus”), and the final prospectus supplement dated May 14, 2013, with respect to the Pass Through Certificates (the “Prospectus Supplement”; the Base Prospectus as supplemented and modified by the Prospectus Supplement, the “Prospectus”).

We have considered such matters of law and fact, and relied upon such certificates of officers of Hawaiian, the Parent Guarantor and public officials, corporate records and other information furnished to us, including without limitation the certificates and representations referred to below, as we have deemed appropriate as a basis for the opinions set forth below.

In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and of the representations and warranties set forth therein, (ii) that the Parent Guarantor has satisfied those legal requirements that are applicable to it to the extent necessary to make the Parent Guarantee enforceable against it (except that the assumption set forth in this clause (ii) is not made regarding matters of the law of the State of New York or applicable federal law of the United States of America (other than the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States (the “Cape Town Treaty”), federal aviation laws and other federal laws relating to the operation or maintenance of the Aircraft by Hawaiian)) and (iii) that each Indenture, Participation Agreement and Equipment Note will conform to the appropriate Form Aircraft Financing Document or, in the case of Equipment Notes, to the form thereof set forth in the Indenture.

Based on and subject to the foregoing, and to the other assumptions, qualifications and limitations set forth herein, it is our opinion that:

1.  The Parent Guarantor is validly existing as a corporation in good standing under the laws of the state of Delaware.

2.   The Parent Guarantor has the corporate power to enter into the Parent Guarantee and to perform its obligations thereunder.

3.  The execution and delivery by the Parent Guarantor of the Parent Guarantee have been duly authorized by all necessary corporate action of the Parent Guarantor, and the Parent Guarantee has been duly executed by the Parent Guarantor.

4.  The Parent Guarantee is a valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms.

 The foregoing opinions are subject to the following assumptions, qualifications and limitations:

(a)           The opinions in paragraph 4 above are subject to (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance or other similar laws affecting the rights or remedies of creditors generally, (ii) general principles of equity including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (iii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  We call to your attention that provisions of the Parent Guarantee to the effect that the Parent Guarantor’s obligations thereunder shall not be affected by changes in or amendments to the guaranteed obligations might be enforceable only to the extent such changes or amendments are not so material as to constitute a new agreement.

(b)           We express no opinion as to the enforceability of any provision contained in the Parent Guarantee (i) that purports to establish or may be construed to establish evidentiary standards, (ii) as such provision relates to the jurisdiction of federal courts, (iii) providing for late payment charges but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (iv) providing for indemnification or exculpation of, or contribution to, any Person for such Person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (v) providing for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations, (vi) providing for severability of the provisions of the Parent Guarantee or (vii) waiving trial by jury to the extent applicable to the issue of validity of the contract containing such waiver.  Under certain circumstances the requirement that the provisions of the Parent Guarantee may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions.  A court may modify or limit contractual agreements regarding attorneys’ fees.

(c)           Provisions of the Parent Guarantee which permit any Person to take action or make determinations, or to benefit from indemnities, contribution agreements or similar undertakings, or waivers, exculpatory provisions or similar provisions, may be subject to limitations imposed by law or by public policy considerations.

(d)           The foregoing opinions are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America, in each case as in effect on the date hereof, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) (x) state securities or blue sky laws, or (y)  federal securities laws, including without limitation the Investment Company Act, the Securities Act and the Trust Indenture Act, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Cape Town Treaty, federal aviation laws, or any other federal laws relating to the operation and maintenance of the Aircraft by Hawaiian.  In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Parent Guarantee.

(e)           Insofar as the foregoing opinions relate to the valid existence and good standing of the Parent Guarantor, they are based solely on a certificate of good standing with respect to the Parent Guarantor received from the Secretary of State of the State of Delaware.

We are furnishing this opinion letter to you solely for your benefit in connection with the transactions described above for purposes of filing this opinion letter with the Commission to make it an exhibit to the Registration Statement.  This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose whatsoever without in each instance our prior written consent.  This opinion letter speaks only as of the date hereof and we disclaim any obligation to advise you of changes of law or fact that occur after the date hereof.

We hereby consent to the filing of this opinion with the Commission to make it an exhibit to the Registration Statement and we further consent to the use of our name under the caption “Legal Matters” in the forms of prospectus relating to the offering of the Pass Through Certificates included in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                Very truly yours,

                /s/ Hughes Hubbard & Reed LLP